Exhibit 10.23

ASSIGNMENT AND ASSUMPTION OF EMPLOYMENT AGREEMENT

This Assignment and Assumption of Employment Agreement (this “Assignment and Assumption”) is entered into as of January 1, 2012 (the “Effective Date”) by CVR Energy, Inc., a Delaware corporation (“CVR”) and CVR GP, LLC, a Delaware limited liability company (“Company”).

CVR and Kevan A. Vick (the “Executive”) entered into a Third Amended and Restated Employment Agreement dated as of January 1, 2011 (the “Employment Agreement”). CVR desires to assign to Company, and Company desires to assume, the Employment Agreement.

1. Assignment. As of the Effective Date, CVR hereby assigns to the Company all of its right, title and interest in and to the Employment Agreement.

2. Assumption. As of the Effective Date, the Company hereby accepts the foregoing assignment, and assumes and agrees to be bound by and perform all of the terms, conditions, covenants, duties and obligations to be performed by CVR under, the Employment Agreement.

3. Counterparts. This Assignment and Assumption may be executed in any number of counterparts, each of which will be deemed to be an original and all of which constitute one agreement that is binding upon each of the parties, notwithstanding that all parties are not signatories to the same counterpart.

[signature page follows]

The parties have executed this Assignment and Assumption as of the Effective Date.

CVR Energy, Inc.		CVR GP, LLC

By:	/s/ John J. Lipinski	By:	/s/ Byron R. Kelley
Name:	John J. Lipinski	Name:	Byron R. Kelley
Title:	Chief Executive Officer and President	Title:	Chief Executive Officer and President

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